As filed with the Securities and Exchange Commission on March 27, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gyre Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	56-2020050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Gyre Therapeutics, Inc.
12770 High Bluff Drive, Suite 150
San Diego, California 92130
(Address, including zip code, of registrant’s principal executive offices)

Gyre Therapeutics, Inc. 2023 Omnibus Incentive Plan
(Full title of the plan)

Han Ying, Ph.D.
Chief Executive Officer
Gyre Therapeutics, Inc.
12770 High Bluff Drive, Suite 150
San Diego, California 92130
(619) 949-3681
 (Name, address and telephone number (including area code) of agent for service)

Copy to:

Sean Feller
Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, CA 90067-3026
(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 3,829,780 shares of common stock, par value $0.001 per share (“Common Stock”), of Gyre Therapeutics, Inc., a Delaware corporation (“Registrant”) under the Gyre Therapeutics, Inc. 2023 Omnibus Incentive Plan (the “Plan”), pursuant to the provisions of the Plan providing for an automatic increase in the number of shares reserved and available for issuance under the Plan on January 1, 2024. In accordance with General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed by the Company with respect to the Plan on October 31, 2023 (SEC File No. 333-275222), together with all exhibits filed therewith or incorporated therein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description
4.1
Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3/A filed on October 24, 2023).

4.2
Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3/A filed on October 24, 2023).

4.3
Second Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3/A filed on October 24, 2023).

4.4
Third Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 30, 2023).

4.5	Certificate of Designation of Series X Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-3/A filed on October 24, 2023).
4.6
Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 30, 2023).

4.7
Certificate of Designation of Preferences, Rights and Limitations of Series Y Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 20, 2023).

4.8	Certificate of Elimination of Series Y Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 31, 2023).
4.9
Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 13, 2017).

4.10	Certificate of Elimination of Series A Preferred Stock (incorporated by reference to Exhibit 3.6(b) to the Registrant’s Annual Report on Form 10-K filed on March 27, 2024).
4.11	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on October 30, 2023).
5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of Grant Thornton Zhitong Certified Public Accountants LLP.
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page hereto).
99.1	Gyre Therapeutics, Inc. 2023 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K filed on March 27, 2024).
107*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 27, 2024.

Gyre Therapeutics, Inc.

By:	/s/ Han Ying
Name:	Han Ying, Ph.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Han Ying and Ruoyu Chen, or either of them, severally, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 27, 2024.

Signature	Title	Date

/s/ Han Ying	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2024
Han Ying, Ph.D.

/s/ Ruoyu Chen	Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2024
Ruoyu Chen

Chairman of the Board of Directors
Ying Luo, Ph.D.

/s/ Gordon G. Carmichael	Director	March 27, 2024
Gordon G. Carmichael, Ph.D.

/s/ Renate Parry	Director	March 27, 2024
Renate Parry, Ph.D.

/s/ Thomas Eastling	Director	March 27, 2024
Thomas Eastling

/s/ Nassim Usman	Director	March 27, 2024
Nassim Usman, Ph.D.

Director
Songjiang Ma

/s/ Rodney L. Nussbaum	Director	March 27, 2024
Rodney L. Nussbaum